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                                                                     EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 15, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-118723) and related Prospectus of Claymore Securities Defined Portfolios, Series 191.


                                                        /s/ Grant Thornton LLP
                                                        ------------------------
                                                        GRANT THORNTON LLP


Chicago, Illinois
September 15, 2004